
<ARTICLE>                                             9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED
FROM THE CURRENT REPORT ON FORM 10-Q FOR THE SIX MONTH PERIOD ENDED JUNE 30,
1997 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
STATEMENTS AND ACCOMPANYING DISCLOSURES.

ARTICLE 9 FINANCIAL DATA SCHEDULE IS RESTATED FOR THE SECOND QUARTER OF 1997 TO
REFLECT THE CORPORATION'S ADOPTION OF STATEMENT OF FINANCIAL ACCOUNTING
STANDARDS NO. 128, "EARNINGS PER SHARE".
</LEGEND>
<MULTIPLIER>                                  1,000,000

<PERIOD-TYPE>                               6-MOS
<FISCAL-YEAR-END>                           DEC-31-1997
<PERIOD-START>                              JAN-01-1997
<PERIOD-END>                                JUN-30-1997
<CASH>                                            7,638
<INT-BEARING-DEPOSITS>                           12,802
<FED-FUNDS-SOLD>                                 13,651<F1>
<TRADING-ASSETS>                                 32,475
<INVESTMENTS-HELD-FOR-SALE>                      34,704
<INVESTMENTS-CARRYING>                                0
<INVESTMENTS-MARKET>                                  0
<LOANS>                                         178,914
<ALLOWANCE>                                       5,782
<TOTAL-ASSETS>                                  304,293
<DEPOSITS>                                      198,690
<SHORT-TERM>                                     24,138<F2>
<LIABILITIES-OTHER>                               8,943
<LONG-TERM>                                      19,653
<PREFERRED-MANDATORY>                                 0
<PREFERRED>                                       1,903
<COMMON>                                            506
<OTHER-SE>                                       19,000
<TOTAL-LIABILITIES-AND-EQUITY>                  304,293
<INTEREST-LOAN>                                   9,271
<INTEREST-INVEST>                                 1,116
<INTEREST-OTHER>                                  1,611
<INTEREST-TOTAL>                                 11,998
<INTEREST-DEPOSIT>                                4,650
<INTEREST-EXPENSE>                                6,331
<INTEREST-INCOME-NET>                             5,667
<LOAN-LOSSES>                                       935
<SECURITIES-GAINS>                                  232
<EXPENSE-OTHER>                                   2,101
<INCOME-PRETAX>                                   3,230
<INCOME-PRE-EXTRAORDINARY>                        2,019
<EXTRAORDINARY>                                       0
<CHANGES>                                             0
<NET-INCOME>                                      2,019
<EPS-PRIMARY>                                      4.23<F3>
<EPS-DILUTED>                                      4.11<F3>
<YIELD-ACTUAL>                                     4.64<F4>
<LOANS-NON>                                       2,953<F5>
<LOANS-PAST>                                        982<F6>
<LOANS-TROUBLED>                                    295
<LOANS-PROBLEM>                                       0
<ALLOWANCE-OPEN>                                  5,503
<CHARGE-OFFS>                                     1,242
<RECOVERIES>                                        357
<ALLOWANCE-CLOSE>                                 5,782<F7>
<ALLOWANCE-DOMESTIC>                                  0<F8>
<ALLOWANCE-FOREIGN>                                   0<F9>
<ALLOWANCE-UNALLOCATED>                               0<F10>

<F1>  Includes Securities Purchased Under Resale Agreements.
<F2>  Purchased Funds and Other Borrowings.
<F3>  Restated to reflect the Corporation's adoption of Statement of Financial
      Accounting Standards No. 128, "Earnings Per Share". (SFAS No. 128). Primary EPS represents Basic EPS under SFAS No. 128.
<F4>  Taxable Equivalent Basis.
<F5>  Includes $917MM of cash-basis commercial loans and $2,036MM of consumer loans on which accrual of interest has been suspended.
<F6>  Accruing loans 90 or more days delinquent.
<F7>  Allowance activity for the Six Months of 1997 includes $229MM in other changes, primarily net transfers (to) from the Reserves for Off-Balance Sheet Credit Exposures and foreign currency translation effects.
<F8>  No portion of Citicorp's credit loss allowance is specifically allocated to any individual loan or group of loans. (see Note 11 to the 1996 Annual Report).
<F9>  See Footnote F8 above.
<F10> See Footnote F8 above.

